EXHIBIT (10)(C)
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               STATEMENT REGARDING CONSENT OF ARTHUR ANDERSEN LLP

     Section 11(a) of the Securities Act of 1933, as amended (the "Securities Act"), provides that if any part of a registration statement at the time such part becomes effective contains an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may sue, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement, or as having prepared or certified any report or valuation which is used in connection with the registration statement, with respect to the statement in such registration statement, report or valuation which purports to have been prepared or certified by the accountant.

     In 2002 Woodmen of the World and/or Omaha Woodmen Life Insurance Society dismissed Arthur Andersen LLP as its independent auditor and appointed
Deloitte & Touche LLP to replace Arthur Andersen. Because Arthur Andersen no longer provides consents to the inclusion of its reports on the financial statements of issuers in SEC registration statements, Woodman Variable Annuity Account is unable to obtain Arthur Andersen's written consent to the inclusion of its audit report, dated March 22, 2002, with respect to Woodmen's statements of admitted assets, liabilities and surplus as of December 31, 2001 and 2000, and the related statutory statements of operations, changes in surplus account and cash flow for the years then ended. Under these circumstances, Rule 437(a) under the Securities Act permits Woodmen Variable Annuity Account to file its registration statement without a written consent from Arthur Andersen. As a result, however, Arthur Andersen will not have any liability under Section 11(a) of the Securities Act for any untrue statement of a material fact contained in the financial statements audited by Arthur Andersen or any omissions of a material fact required to be stated therein. Accordingly, you would be unable to assert a claim against Arthur Andersen under Section 11(a) under the Securities Act for any purchases of securities under the registration statement made on or after the effective date hereof. To the extent provided in Sec-tion 11(b)(3)(C) of the Securities Act, however, other persons who are liable under Section 11(a) of the Securities Act, including officers and directors of Woodmen, may still rely on Arthur Andersen's original audit reports as being made by an expert for purposes of establishing a due diligence defense under
Section 11(b) of the Securities Act.